Exhibit 10.8

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***].

SOW TITLE:	Technology Transfer and CGMP BDS and DP Manufacturing for Entolimod in E. coli
DOCUMENT ID:	20203
SOW VERSION NUMBER:	3
ISSUE DATE:	16APR2025
EXPIRATION DATE:	16JUL2025

CLIENT CONTACT:	Michael K. Handley (925) 400-3123
COMPANY NAME:	Tivic Health Systems, Inc.
COMPANY ADDRESS:	47685 Lakeview Blvd Fremont, CA 94538

SCORPIUS CONTACT:	Shari Udoff-McDonald sudoff-mcdonald@scorpiusbiologics.com (908) 335-7024
PROPOSAL MANAGER:	Kyle Lauterbach
SCORPIUS ADDRESS:	Scorpius BioManufacturing, Inc. 1305 East Houston Street San Antonio, TX 78205

This Statement of Work (“SOW”) between Scorpius BioManufacturing, Inc. (“Scorpius”) and Tivic Health Systems, Inc. (“Tivic” or “Client”) is subject to the Terms and Conditions outlined within this SOW (“Terms and Conditions” or “T&Cs”) until a Master Service Agreement is executed by and between both parties. Upon execution of the Master Service Agreement, the Master Service Agreement will supersede the terms of this SOW in its entirety.

Table of Contents

Executive Summary 3

Table 1. Summary of Project Scope 3

Table 2. Project-Specific Information 4

Estimated Timeline and Pricing 5

Projected Timeline and Risk Assumptions 5

Figure 1. Estimated Project Timeline 5

Cost Estimate 7

Table 3. Total Estimated Cost 7

Table 4. Invoicing Schedule 8

Non-Technical Assumptions 11

Section 1: Project Kickoff and Program Management 12

Section 2: Technology Transfer 14

Section 3: Process Transfer Runs – Ambr250 and 25 L 16

Section 4: Analytical Method Implementation 17

Table 5. Analytical Method Implementation/Development Scope 18

Section 5: Non-CGMP Demonstration Batch 19

Table 6. Non-CGMP UBH Biosafety Testing Plan 20

Section 6: Analytical Method Qualification 21

Table 7. Analytical Method Qualification/Verification Scope 22

Section 7: 50 L CGMP Manufacturing 23

Table 8. CGMP UBH Biosafety Testing Plan 24

Table 9. Proposed Batch Testing Plan 24

Section 8: Comparability Studies (Clinical Bridging) 25

Table 10. Proposed Comparability Testing Plan 25

Section 9: Stability Studies 26

Table 11. Reference Standard Requalification Testing Plan 26

Table 12. Proposed BDS Stability Testing Plan 26

Table 13. Proposed DP Stability Testing Plan 26

Section 10: Reference Standard Dispense and Qualification 28

Table 14. Proposed. Reference Standard Qualification Testing Plan 28

Section 11: Upstream Process Development 29

Section 12: 25 L Upstream Production Batch 30

Section 13: Downstream Process Development 31

Section 14: DP Manufacturing 33

Project Approval and Authorization 34

Revision History 35

Terms and Conditions 36

Executive Summary

Scorpius BioManufacturing, Inc (“Scorpius”) is providing this Statement of Work (“SOW”) to Tivic Health Systems, Inc.(“Tivic” or “Client”) outlining the general scope, estimated timeline, and estimated costs in support of technology transfer, analytical method implementation and qualification, and Current Good Manufacturing Practice (“CGMP”) bulk drug substance (“BDS”) and drug product (“DP”) manufacturing for Entolimod, a proprietary recombinant derivative of the Salmonella FliC flagellin protein (collectively referred to as the “Project”).

We look forward to the opportunity to partner with Tivic in its mission to positively impact patients’ lives. Services covered in this SOW are summarized in Table 1

Table 1. Summary of Project Scope

Section	Objective
Tech Transfer and Manufacturing (Stage 1)
Technology Transfer	Efficiently and collaboratively transfer relevant knowledge, data, and materials to Scorpius to facilitate execution of the scoped services
Ambr250/ Process Transfer Batch	Transfer Tivic’s fermentation process into Scorpius’ facility and generate material for transfer activities
Legacy Process Confirmation (Stage 2)
Work Package 2
Analytical Method Implementation	Implement Client’s product-specific release and stability-indicating methods at Scorpius
50 L Non-CGMP Demonstration Batch	Scale the process to the final CGMP production scale in the Process Development lab to show successful scale-up and readiness for CGMP manufacturing
GMP Production (Stage 3)
Analytical Method Qualification	Demonstrate that analytical procedures for release and stability-indicating assays are suitable for their intended purpose and Phase-appropriate
50 L CGMP Manufacturing	Manufacture and release CGMP-compliant BDS
Reference Standard Dispense and Qualification	Establish and qualify a reference standard using Tivic’s optimized manufacturing process
Comparability Study (Clinical Bridging)	Assess the comparability of BDS from the CGMP manufacturing batch against previously generated clinical material for clinical bridging
Stability Studies	Assess the stability of Client’s BDS and DP and requalify reference standard annually
DP Manufacturing (Outsourced)
Drug Product Manufacturing	Manufacture DP from Client-provided BDS and from Scorpius’ CGMP BDS batch
Process Modernization (Stage 4)
Upstream Process Development	Develop a robust and scalable fermentation process for Tivic’s E. coli MCB

Section	Objective
25 L Upstream Production Run	Execute an upstream production run to demonstrate the scalability of the optimized fermentation process and generate material for development activities
Downstream Process Development	Develop recovery and purification processes for improved robustness, scalability, yields, and/or product quality

Table 2. Project-Specific Information

Product Name	Product Classification
Entolimod	recombinant

Indication	Regulatory Status	Cell Expression	Localization
Acute Radiation Syndrome	Phase 2	Microbial	Intracellular/Soluble

Estimated Timeline and Pricing

Projected Timeline and Risk Assumptions

Figure 1. Estimated Project Timeline

[***]

Timeline/Risk Assumptions:

The Projected Timeline shown above (the “Projected Timeline”) is an estimate. The Projected Timeline provides the estimated timing for the critical path activities included in this SOW. Transfer and scale-up to GMP manufacturing of the legacy process is shown in solid blue. DP manufacturing is shown in green. Process Development of a modernized process is shown in light blue.

The Projected Timeline assumes unconstrained capacity from a resource and asset perspective and does not depict optional activities. The Projected Timeline additionally assumes that material lead times will not cause delays. The Projected Timeline is further subject to change based on start date, availability, scope amendments, and individual Client requests. Upon verbal award, Scorpius will assess the Project’s scope against current capacity based on an expected start date to confirm availability to support. The following Project-specific assumptions were used to develop the timeline above:

1.
Program timing spans initiation of technology transfer to CGMP BDS lot release (using the transferred process) and is expected to require approximately 8 months to complete. Process modernization extends the timeline to approximately 12 months.
2.
Technology transfer documentation and materials will be provided at the outset of the program. Delays in document/material sharing may have a significant impact on the overall timeline for technology transfer.
3.
Analytical method implementation is expected to use representative reference material provided by Tivic. If representative material is not available, process transfer batch material will be used, and several weeks will be added to the critical path.
4.
Formulation development is not expected to be required. If required, timelines may be extended.
5.
Lead time for DP manufacturing is currently assumed to be three (3) months, with two (2) to six (6) months on average.
6.
No equipment will need to be procured to support Tivic’s program.

Cost Estimate

Pricing Assumptions:

1.
Scorpius reserves the right to revise quoted costs to account for changes in initial scope Tivic, will be notify of any revisions in the protocols and modifications of testing plans, final review of test methods, requests for additional data or reports, undocumented requirements, or any unforeseen difficulty in executing the Project. The additional work may be added upon written agreement and will be documented in a Change Order.
2.
Service Fees do not include pass-through costs such as raw materials, consumables, reagents, shipping, and subcontracted services. Scorpius will procure and manage these items/services on behalf of Client at Client’s cost plus a 15% administrative fee. Client direct invoicing is subject to confidential pricing terms negotiated between the 3rd-party vendor and Scorpius.
3.
Delivery of final product is ExWorks (Inco terms 2020) as outlined in the T&Cs and will be subject to the mutually approved Master Service Agreement.

Table 3. Total Estimated Cost

Section	Scorpius Service Fee	Estimated Consumables	Estimated External Services	Estimated Section Price
Tech Transfer and Manufacturing (Stage 1)
Technology Transfer	$70,000	N/A	N/A	$70,000
ambr250/Process Transfer Batch	$119,000	$20,000	N/A	$139,000
Subtotal:	$189,000	$20,000	$0	$209,000
Legacy Process Confirmation (Stage 2)
Analytical Method Implementation	$155,000	$44,000	N/A	$199,000
50 L non-CGMP Demonstration Batch	$242,000	$249,000	$40,000	$531,000
Subtotal:	$397,000	$293,000	$40,000	$730,000
GMP Production (Stage 3)
Analytical Method Qualification	$240,000	$55,000	$10,000	$305,000
50 L CGMP Manufacturing Batch	$575,000	$271,000	$40,000	$886,000
CGMP Columns and Resins	N/A	$271,000	N/A	$271,000
Reference Standard Dispense and Qualification	$43,000	$6,000	$70,000	$119,000
Comparability Study (Clinical Bridging)	$30,000	$6,000	$100,000	$136,000
Subtotal:	$888,000	$609,000	$220,000	$1,717,000
Stability Studies (Not Included)	$550,000	N/A	$40,000	$590,000
Process Modernization (Stage 4)
Upstream Process Development (Work Package 2)	$360,000	$55,000	N/A	$415,000
25 L Upstream Production Batch (Work Package 2)	$66,000	$17,000	N/A	$109,000

Section	Scorpius Service Fee	Estimated Consumables	Estimated External Services	Estimated Section Price
Downstream Process Development (Work Package 2)	$490,000	$44,000	N/A	$534,000
Subtotal:	$916,000	$142,000	$0	$1,058,000
DP Manufacturing (Outsourced)
Non-CGMP DP Fill	$23,000	TBD	$150,000	$173,000
CGMP DP Fill	$35,000	TBD	$230,000	$265,000
Subtotal:	$58,000	$0	$380,000	$438,000
Total Estimated Investment:	$2,448,000	$1,038,000	$640,000	$4,126,000

Table 4. Invoicing Schedule

Section	Scorpius Service Fee1,2	Invoice Amount	Invoice Event
Tech Transfer and Manufacturing (Stage 1)
Technology Transfer	$70,000	$209,000	Signature of SOW [3]
ambr250/Process Transfer Batch	$139,000
Legacy Process Confirmation (Stage 2)
Analytical Method Implementation	$155,000	$77,500	Start of Stage 2 [3]
		$77,500	Method Transfer Summary Delivery
50 L non-CGMP Demonstration Batch	$242,000	$121,000	Start of Stage 2 [3]
		$121,000	CoT Delivery
GMP Production (Stage 3)
Analytical Method Qualification	$240,000	$120,000	Start of Stage 3 [3]
		$96,000	Draft AMQ Protocol Delivery
		$24,000	Draft AMQ Report Delivery
50 L CGMP Manufacturing Batch	$575,000	$172,500	Start of Stage 3 [3]
		$115,000	Draft BOM Delivery
		$115,000	Draft Upstream BR Delivery
		$115,000	Bulk Fill
		$57,500	Batch Disposition
Reference Standard Dispense and Qualification	$43,000	$21,500	Start of Stage 3 [3]
		$21,500	Draft RSQ Report Delivery
Comparability Study (Clinical Bridging)	$30,000	$15,000	Start of Stage 3 [3]
		$15,000	Draft Comp Report Delivery
DP Manufacturing (Outsourced)
Non-CGMP DP Fill	$23,000	$11,500	Start of non-GMP Manufacturing

Section	Scorpius Service Fee1,2	Invoice Amount	Invoice Event
		$11,500	CoT Delivery
CGMP DP Fill	$35,000	$17,500	Start of CGMP Manufacturing
		$17,500	CoA Delivery
Process Modernization (Stage 4)
Upstream Process Development	$360,000	$180,000	Start of Stage 4 [3]
		$144,000	Draft Upstream Plan Delivery
		$36,000	Draft USPD Report Delivery
25 L Upstream Production Batch	$66,000	$33,000	Start of Stage 4 [3]
		$33,000	Data Summary Delivery
Downstream Process Development	$490,000	$245,000	Start of Stage 4 [3]
		$196,000	Draft Downstream Plan Delivery
		$49,000	Draft DSPD Report Delivery
Stability Studies (Not Included)	$550,000	TBD	Covered under separate SOW[4]
Total Service Fees:		$2,448,000
Estimated Consumables (including 8.25% Texas sales tax)[2,5]:		$1,038,000
Estimated External Services[2,6]:		$640,000
Total Estimated Investment:		$4,126,000

Total Due Upon Signature SOW [3]	$209,000
Total Due Upon Start of Stage 2 [3]	$198,500
Total Due Upon Start of Stage 3 [3]	$335,500
Total Due Upon Start of Stage 4 [3]	$458,000

1Scorpius reserves the right to revise quoted costs to account for changes in initial scope, revisions in protocols, modifications of testing plans, final review of test methods, requests for additional data or reports, undocumented requirements, or any unforeseen difficulty in executing the Project. The additional work may be added upon written agreement and will be documented in a Change Order.

2Service Fees do not include pass-through costs such as raw materials, consumables, reagents, shipping, and subcontracted services. Scorpius will procure and manage these items/services on behalf of Client at Client’s cost plus a 15% administrative fee. Delivery of final product is Ex Works (IncoTerms 2020) as outlined in the T&Cs/Master Service Agreement. 3All service fees invoiced at Signature of SOW are non-refundable.

4Stability costs are not included in the Total Estimated Investment; stability costs will be captured in separate SOW(s) or Change Order upon finalization of scope.

5Estimated consumables costs will be prepaid at SOW signature for Sections invoiced at Signature of SOW. All remaining estimated consumables costs will be invoiced at the start of each Stage. All estimates are inclusive of administrative fees. Any difference between the actual cost and estimated cost will be reconciled at the conclusion of activities. Consumable estimates for production batches currently include resins; once resin type and volume is finalized, costs may be adjusted via Change Order.

6Estimated external service costs will be invoiced as incurred by Scorpius. Client direct invoicing is subject to confidential pricing terms negotiated between the third-party vendor and Scorpius. Estimates are inclusive of administrative fees.

Non-Technical Assumptions

1.
Scope is limited to services and deliverables as outlined in each Section of the SOW. Additional or different services will be covered by Change Order.
2.
Activities are not necessarily performed in the order in which they are written, and many overlap.
3.
Client’s process can be safely executed in Scorpius’ facility and handled by Scorpius employees.

4.
All waste materials purchased for Client’s process will meet all applicable safety standards and are safe to be disposed of according to applicable safety standards. Any disposal costs will be communicated to Client, passed on to Client.
5.
Raw Materials tested for release at Scorpius for use in CGMP manufacturing will be tested per FDA and EMA standards, as applicable. In addition, Scorpius will use commercially available, off-the shelf, CGMP-grade materials, and scalable process formats.
o
Any non-standard raw materials will be provided by the client.
o
Animal derived components are not considered for use in production at Scorpius
6.
Unless otherwise stated by Scorpius in writing, Services will be executed with Scorpius standardized procedures and business practices.
7.
Unless otherwise agreed, Client will have =no more than five (5) business days and a minimum of 24 hours to review any document requiring client approval.
8.
No CGMP work will commence until both a Quality Agreement and Master Service Agreement are executed by both Client and Scorpius.

Tech Transfer and Manufacturing (Stage 1)

Section 1: Project Kickoff and Program Management

Objective: Establish a clear roadmap for project execution, ensuring alignment of goals, roles, and responsibilities among all stakeholders to facilitate seamless and successful project delivery.

Assumptions:

1.
A formal kickoff meeting will be held within 14 days of SOW signature.
2.
Scorpius will assign a dedicated project manager to oversee the project from initiation to completion and act as main point of contact
3.
A project team will be assembled, consisting of individuals with the necessary skills and expertise to successfully execute the project tasks
4.
An action item tracker will be used to record, manage, and monitor projects tasks or actions that need to be completed by the project teams.
5.
A decision log will be used to record and track decisions made throughout the project lifecycle.
6.
Tivic shall own all Deliverables provided by Scorpius to Tivic.

Activities:

1.
A Kick-off Meeting will be scheduled by the Scorpius project manager to discuss project objectives, project activities, deliverables (“Deliverables”), master document list, project risks, timeline, Scorpius’ invoicing process, key personnel, and the communication plan.
2.
Joint Project Team Meetings will be scheduled by the Scorpius project manager at a cadence appropriate for ongoing project tasks (at least once monthly) to review project progress: project activity updates, risks, timeline, action items, next steps.
3.
The Scorpius project team will utilize a Risk Register to systematically identify, assess, and manage risks throughout the lifecycle of a project. It will serve as a centralized repository for all risks identified, to help the team track, prioritize, and address potential risks before they impact the project's success.
4.
A project-dedicated SharePoint site will act as the centralized location for Scorpius and the client to share technology transfer information, project meeting materials, project documents/reports, timelines, and other resources.
5.
Ad hoc Meetings will be scheduled by the Scorpius project manager on an as needed basis to discuss urgent matters, make quick decisions, or solve problems that require immediate attention.

Deliverables from Scorpius:

1.
Project Meeting Minutes
2.
Project-specific Communication Plan
3.
Master Project Document List
4.
Project-dedicated SharePoint site
5.
Integrated Master Project Schedule
6.
Risk Register Log
7.
Action Item Tracker
8.
Decision Log

Section 2: Technology Transfer

Objective: Efficiently and collaboratively transfer relevant knowledge, data, and materials to Scorpius to facilitate execution of the scoped services.

Assumptions:

1.
Client will provide Scorpius with all necessary technology transfer materials as outlined in the Deliverables below, subject to the Terms and Conditions.
2.
Process-specific raw materials, including growth media and feeds, are commercially available or will be provided by Tivic to meet Project timelines.
3.
Tivic shall own all Deliverables provided by Scorpius

Activities:

1.
Scorpius will review Tivic’s process and perform a facility fit analysis. Scorpius will summarize any gaps in facility fit and make recommendations for process optimization, if necessary.
2.
Tivic will transfer an E. coli cell bank expressing Entolimod to Scorpius. Such cell bank shall remain the property of Tivic and Scorpius may only use such cell line to accomplish the specific activities outlined for the Project.

o Cells must originate from a fully characterized MCB manufactured in compliance with pertinent ICH guidance and be provided along with CoA and CoC. In addition, Tivic will provide copies of biosafety test results, including ID (e.g., API 20), sequence integrity of gene of interest (e.g., restriction map analysis) and bacteriophage, as well as documentation outlining the history of the cell line, including origin, type, manipulations undergone, and summary of raw materials used (“Documentation”). All Documentation provided by Tivic to Scorpius shall remain the property of Tivic and/or its licensors, and the transfer of such Documentation shall constitute a non-exclusive license from Tivic to Scorpius to use the Documentation for the sole purpose of the activities undertaken for the Project. If any raw materials were of animal origin, an understanding of the controls used and TSE/BSE statement will be provided to Scorpius. If additional testing is required on the transferred cell bank, Client will be responsible for the costs.

3.
Scorpius will procure long-lead materials necessary to execute the Project at Tivic’s cost,

including appropriate back-up stock.

Deliverables from Client:

1.
Documentation:
o
Safety Data Sheet (SDS)
o
Complete list of materials used in process or analytical including any potentially hazardous chemicals
o
Raw material specifications and testing requirements, if applicable
o
Detailed process flow diagram and/or process description including in-process controls
o
Formulation composition details

o
List of analytical test methods with product-specific test method procedures
o
Executed Batch Records, including process and media/solutions
o
BDS specifications CoA from historical MFG batches, and stability data

2.
Material:
o
MCB vials with documentation (at least 10 vials)
o
Representative reference material, including reference standard and BDS from previous clinical batches for bridging/comparability.

Deliverables from Scorpius:

1. Facility fit analysis summary

Section 3: Process Transfer Runs – Ambr250 and 25 L

Objective: Execute Tivic’s existing manufacturing process using the ambr®250 system and 50-L single-use fermentor to demonstrate performance, reproducibility, and successful transfer into Scorpius’ facility.

Assumptions:

[***]

Activities:

1.
Scorpius will execute Tivic’s transferred fermentation process using the ambr®250 system (up to 4 vessels). Each vessel will be harvested by centrifugation and individually analyzed by SDS-PAGE. Material from each vessel will be purified through the initial capture step for analysis. If full purification is required for each vessel, the additional processing will be covered via a Change Order.
2.
Scorpius will then execute Tivic’s transferred process at the 50 L scale (25 L working volume) using Tivic’s MCB to generate material to demonstrate process performance and support development activities for facility fit.

o Harvest material (i.e., cell paste) will be frozen and used for initiation of downstream process transfer and appropriate development activities. Generated materials (in- process and final DS) feeding analytical method implementation/development will be suitably purified using the transferred downstream process. A portion of the 50 L material will also be forward processed in a representative-scale downstream process.

Deliverables:

1. Data summary

Legacy Process Establishment (Stage 2)

Section 4: Analytical Method Implementation

Objective: Implement Client’s product-specific release and stability-indicating methods at Scorpius.

Assumptions:

1.
The preliminary BDS formulation will be identified prior to completion of analytical method implementation/development. Changes in formulation may impact method performance and necessitate optimization for additional costs to be covered via Change Order.
2.
When applicable, development work will be initiated using in-house platform methods and/or commercial kits and will be focused on examination of performance characteristics pertinent to the Quality Attribute (QA) and clinical Phase to ensure the procedures are fit-for-purpose.
3.
If a method for implementation or a platform-based method is deemed unsuitable for qualification/validation and further work is required, a Change Order may be required to capture the additional scope and costs for product-specific development.
4.
If necessary, product-specific development will occur if platform- or commercial-kit- based method is not suitable.
5.
Tivic shall own all Deliverables provided by Scorpius to Tivic.

Activities:

1.
Present development plan using information provided by Tivic/ 3rd-party CLD vendor and

Scorpius’ previous experience.

2.
Implement Client-provided methods and/or Scorpius platform methods per Table 5 by performing no more than three (3) experiments per method.
3.
Develop/optimize methods per Table 5 through execution of no more than ten (10) runs per test procedure to ensure relevant product properties and/or attributes are detectable and quantifiable.

Table 5. Analytical Method Implementation/Development Scope

Assay	Implementation	Development
Titer (harvest)	X	-
A280 (SoloVPE)	X	-
Bioassay[1]	-	-
CE-SDS (R/NR)	X	-
SDS-PAGE	X
cIEF	X	-
SE-HPLC	X	-
RP-HPLC	X	-
Residual DNA (qPCR)	-	X
Residual HCP (ELISA)	X	-
Residual Nickel	-	X
Residual IPTG[2]	-	X

1Costs are not currently included but may be added once method requirements are provided.

2Assay will be outsourced to Scorpius-qualified 3rd-party vendor. Costs are not currently included.

Deliverables:

1.
Analytical transfer summary for implemented methods
2.
Analytical Development Reports, one (1) report per method

Section 5: Non-CGMP Demonstration Batch

Objective: Manufacture a demonstration batch at the 50 L scale in the PD lab to de-risk scale-up and ensure readiness for CGMP manufacturing.

Assumptions:

1.
The non-CGMP demonstration batch will utilize the MCB and locked manufacturing process.
2.
Material from the demonstration batch will be used for analytical method qualification. Material may also be placed on stability upon request, via Change Order.
3.
Tivic will provide process intermediate hold-time stability data to Scorpius. If data is not available, a hold-time stability study may be added for additional costs to be covered via Change Order.
4.
Tivic shall own all Deliverables provided by Scorpius to Tivic.

Activities:

1.
Scorpius may refine Process Instructions, including sampling plan, for execution of the process at the demonstration scale, incorporating any recommendations agreed upon between Scorpius and Client from previous batches.
2.
Scorpius will thaw cells from the appropriate cell bank and scale up to the production volume using the transferred fermentation process. Material will be harvested and frozen as intermediate product. A predetermined amount (TBD) will be thawed and forward processed through extraction and purification using the transferred downstream process according to the approved Process Instructions. Scorpius will scale the downstream process such that cycling remains consistent with the expected CGMP scale. The purification steps will be followed by formulation and bulk fill.

o Harvest, in-process, and release testing plans will be developed by Scorpius and Tivic. Testing of unprocessed bulk harvest (UBH) material will be performed by a 3rd-party CTO according to Table 6, while Scorpius or 3rd-party vendor will perform the in- process and release testing proposed in Table 9. Current costs assume that in-process testing will only be performed on the last cycle of each step, where applicable. Material will not be formally released by Scorpius QA.

Table 6. Non-CGMP UBH Biosafety Testing Plan

Attribute	Test Method	Testing Site
Virus Testing	Bacteriophage Testing	CTO

Deliverables:

1.
Process Instructions, including sampling plan
2.
Non-CGMP BDS suitable for toxicology studies
3.
Certificate of Testing (CoT)
4.
Demonstration Batch Report

GMP Production (Stage 3)

Section 6: Analytical Method Qualification

Objective: Demonstrate that analytical procedures for release and stability-indicating assays are suitable for their intended purpose and Phase-appropriate.

Assumptions:

1.
A Quality Agreement and Master Services Agreement must be executed before Scorpius provides draft qualification protocols to the Client.
2.
Material for analytical method qualification will be derived from the non-CGMP demonstration batch.
3.
Analytical method qualification will demonstrate analytical procedures are fit-for- purpose, but formal acceptance criteria will not be defined until test methods are fully validated.
4.
Analytical methods will not be validated until the final formulation has been identified.
5.
Changes to the final product, process, or analytical procedure itself may require partial or full requalification to ensure that the analytical procedure remains fit-for-purpose. If required, the scope of requalification will depend on the nature of change, and the additional costs will be captured through a Change Order.
6.
Any outsourced assays will be contracted to a qualified CTO. All costs will be passed through to Client with applicable administrative fee.
7.
Tivic shall own all Deliverables provided by Scorpius to Tivic.

Activities:

1.
Scorpius will perform the services depicted in Table 7 following the general guidance of ICH Q2 to ensure analytical procedures are suitable for their intended purpose.
2.
Non-compendial release and stability-indicating assays will be qualified within the CGMP lab. Performance characteristics for analytical method qualification will depend on the type of analytical procedure but typically include specificity/selectivity, linearity, range, accuracy, precision, and detection or quantitation limit, as applicable.
3.
Verification will be performed for compendial methods to demonstrate that the test performs according to specifications when applied to a specific product.

Table 7. Analytical Method Qualification/Verification Scope

Assay	Qualification	Verification
Titer (harvest)	X	-
A280 (SoloVPE)	X	-
Bioassay[1]	-	-
CE-SDS (R/NR)	X	-
cIEF	X	-
SE-HPLC	X	-
RP-HPLC	X	-
Residual DNA (qPCR)	X	-
Residual HCP (ELISA)	X	-
Residual Nickel	X	-
Residual IPTG[2]	X	-
Appearance	-	X
pH	-	X
Osmolality[3]	-	X
Endotoxin	-	X
Bioburden[3]	-	X

1Costs are not currently included but may be added once method requirements are provided.

2Assay may be outsourced to Scorpius-qualified 3rd-party vendor. Costs are not currently included.

3Assays may be outsourced to Scorpius-qualified 3rd-party vendor. Pass-through costs have been included for budgetary purposes.

Deliverables:

1.
Analytical Method Qualification Protocols, one (1) per method
2.
Analytical Method Qualification Reports, one (1) per method
3.
Compendial Verification Reports, one (1) per method

Section 7: 50 L CGMP Manufacturing

Objective: Manufacture and release CGMP compliant BDS.

Assumptions:

1.
A Quality Agreement and Master Services Agreement must be executed prior to initiation of CGMP manufacturing activities.
2.
The CGMP batch will utilize Tivic’s fully released MCB.
3.
Chromatography steps will be completed with no more than three (3) cycles each using the transferred process.

o If additional cycles are required and downstream purification takes longer than anticipated, per-batch costs may increase and be captured under a Change Order.

4.
Scorpius standardizes CGMP manufacturing batch preparation activities by first performing an at-scale, non-CGMP engineering batch in the CGMP suite as a risk mitigation prior to initiating a CGMP manufacturing batch. Client accepts all risks associated with bypassing an engineering batch, provided Client explicitly consented to bypassing such engineering batch beforehand in writing.
5.
Tivic shall own all Deliverables provided by Scorpius to Tivic.

Activities:

1.
Scorpius will procure and release all necessary raw materials and consumables in a manner suitable for use in clinical manufacturing and consistent with the Quality Agreement.
2.
Scorpius will refine Batch Records for execution at the final CGMP scale based on the executed non-CGMP demonstration batch.
o
Client will have five a maximum of five (5) business days to provide a single round of review for each Batch Record per the Quality Agreement.
3.
Scorpius will execute Client’s manufacturing process according to Client-approved Batch Records using the MCB. If necessary, Scorpius will scale the downstream process such that cycling remains consistent with the demonstration batch. BDS will be bulk filled into bottles or bags, as mutually agreed upon between Scorpius and Tivic.
o
Harvest, in-process, and release testing plans will be executed according to a client- approved Sampling Plan. Testing of UBH material will be performed by a 3rd-party CTO according to Table 6, while in-process and release testing will be performed by Scorpius or a 3rd-party vendor as proposed in Table 9. Current costs assume that in- process testing will only be performed on the last cycle of each step, where applicable.
o
Final BDS will be formally released by Scorpius QA.

Table 8. CGMP UBH Biosafety Testing Plan

Attribute	Test Method	Testing Site
Viability	Viability	Scorpius
Genetic Stability	DNA Sequencing	CTO
	Retention of Recombinant Construct	CTO
Virus Testing	Bacteriophage Testing	CTO

Table 9. Proposed Batch Testing Plan

	BDS		DP
Assay	In-Process	Release	In-Process	Release
Titer (harvest)	X	-	-	-
A280 (SoloVPE)	X	X	X	X
Cell based Bioassay[1]	-	X	-	X
CE-SDS (R/NR)	X	X	-	X
cIEF	-	X	-	X
SE-HPLC	X	X	-	X
RP-HPLC	X	X	-	X
Residual DNA (qPCR)	X	X	-	-
Residual HCP (ELISA)	X	X	-	-
Appearance	-	X	-	X
pH	-	X	X	X
Osmolality[2]	-	X	-	X
Endotoxin	X	X	-	X
Bioburden[2]	X	X	-	-
Residual Silicon[2]	-	X	-	X
Residual Kanamycin	-	X		X
Residual IPTG	-	X	-	-
Residual Nickel[3]	X	X	-	-

1Costs are not currently included but may be added once method requirements are provided.

2Methods may be outsourced to Scorpius-qualified 3rd-party vendor and managed by Scorpius. Pass-through costs have been included for budgetary purposes.

3Method may be outsourced to Scorpius-qualified 3rd-party vendor. Costs are not currently included.

Note: The testing plan shown above is for discussion purposes only and will be finalized in a client-approved Sampling Plan to meet the requirements of Tivic’s program. The final testing plan will be mutually agreed upon between Scorpius and Tivic.

Deliverables:

1.
Final QA-Approved Batch Records and Sample Plans
2.
CGMP compliant BDS
3.
CoC, CoA, and TSE/BSE Statement
4.
CGMP Manufacturing Report

Section 8: Comparability Studies (Clinical Bridging)

Objective: Assess the comparability of BDS from the CGMP manufacturing batch against previously generated clinical material for clinical bridging.

Assumptions:

1.
BDS from the CGMP manufacturing batch will be tested against a single lot of previously generated clinical material provided by Tivic for clinical bridging.
2.
Scorpius’ platform methods will be used for characterization testing. If any methods require development, the additional costs will be captured via Change Order.

3.
Tivic shall own all Deliverables provided by Scorpius to Tivic.

Activities:

1. Scorpius or a 3rd-party laboratory will perform the testing outlined Table 10 under protocol. Applicable release tests from the CGMP manufacturing batch will be included as part of the comparability testing plan.

Table 10. Proposed Comparability Testing Plan

Attribute	Test Method	Testing Site
Primary Structure	Intact Mass (R/NR Native)	CTO
	Peptide Mapping (LC/MS)	CTO
	Disulfide Bond Mapping	CTO
	Free Thiol Analysis	Scorpius
	N- & C-Terminal Sequence	CTO
Product Impurities (Aggregates/Fragments) & Higher Order Structure	Dynamic Light Scattering (DLS)	Scorpius
	SEC-MALS	CTO
	Circular Dichroism (CD; near and far UV)	Scorpius
	Differential Scanning Calorimetry (DSC)	Scorpius
Release Testing	See Table 9[1]	Scorpius

1Potency and product quality method will be included in the testing plan

Deliverables:

1.
Comparability Study Protocol
2.
Comparability Study Report

Section 9: Stability Studies

Objective: Assess the stability of Client’s BDS and DP.

Assumptions:

1.
Non-CGMP stability studies will be performed by Scorpius’ AD team and utilize developed analytical methods. Data will not be QA-reviewed.

2.
CGMP stability studies will be performed by Scorpius’ QC team and utilize qualified test methods. Data will be reviewed by Scorpius’ QA team.
3.
The current budgetary estimate provided in this SOW includes one (1) reference standard stability study, one (1) CGMP BDS stability study, and one (1) non-CGMP and CGMP DP stability study each (i.e., 4 studies total). Exact costs will depend on the final stability testing plans and be captured through a Change Order.
4.
Tivic shall own all Deliverables provided by Scorpius to Tivic.

Activities:

1. Scorpius will perform the stability testing outlined below. The exact stability testing plans will be defined in Client-approved stability protocols and follow the general guidance of ICH Q1A.

Table 11. Reference Standard Requalification Testing Plan

Condition	0M1	1M	3M	6M	9M	12M	18M	24M	36M
Long-term	X	-	-	-	-	X	-	X	X

X=appearance, pH, A280, bioassay2, SE-HPLC, CE-SDS (R/NR), cIEF, RP-HPLC

1T0 results will be taken from release testing.

2Costs are not currently included but may be added once method requirements are provided.

Table 12. Proposed BDS Stability Testing Plan

Condition	0M1	3M	6M	9M	12M	18M	24M	36M
Long-term	X, B, E	X	X	X	X, B, E	X	X, B, E	X, B, E
Accelerated		X	X	-	-	-	-	-

X=appearance, pH, A280, bioassay2, SE-HPLC, CE-SDS (R/NR), cIEF, RP-HPLC E=endotoxin; B=bioburden3

1T0 results will be taken from release testing.

2Costs are not currently included but may be added once method requirements are provided.

3Testing will be subcontracted; cost estimates have been included for budgetary purposes.

Table 13. Proposed DP Stability Testing Plan

Condition	0M	3M	6M	9M	12M	18M	24M	36M
Long-term	X, E, P, S	X	X	X	X, E, P, C	X	X, E, P, C	X, E, P, S
Accelerated		X	X	-	-	-	-	-

X=appearance, pH, A280, bioassay1, SE-HPLC, CE-SDS (R/NR), cIEF, RP-HPLC E=endotoxin; P=particulate matter by HIAC2; S=sterility2; C=CCIT2

1Costs are not currently included but may be added once method requirements are provided.

2Testing will be subcontracted and Client-managed; cost estimates are not included.

Deliverables:

1.
Data summary at each timepoint
2.
Stability Study Closure Report at the conclusion of each study

Section 10: Reference Standard Dispense and Qualification

Objective: Establish and qualify a reference standard using Tivic’s optimized manufacturing process.

Assumptions:

1.
BDS from the non-CGMP demonstration batch or CGMP manufacturing batch will be used for reference standard generation.
2.
Scorpius’ platform methods will be used for characterization testing. If any methods require development, the additional costs will be captured via Change Order.
3.
Tivic shall own all Deliverables provided by Scorpius to Tivic.

Activities:

1.
Scorpius will dispense up to 300 containers of reference standard.
2.
Scorpius or a 3rd-party laboratory will perform the testing outlined in Table 14. Applicable release tests from the demonstration batch will be included as part of the qualification testing plan.

Table 14. Proposed. Reference Standard Qualification Testing Plan

Attribute	Test Method	Testing Site
Primary Structure	Intact Mass (R/NR Native)	CTO
	Peptide Mapping (LC/MS)	CTO
	Disulfide Bond Mapping	CTO
	Free Thiol Analysis	Scorpius
	N- & C-Terminal Sequence	CTO
Product Impurities (Aggregates/Fragments) & Higher Order Structure	Dynamic Light Scattering (DLS)	Scorpius
	SEC-MALS	CTO
	Circular Dichroism (CD; near and far UV)	Scorpius
	Differential Scanning Calorimetry (DSC)	Scorpius
Release Testing	See Table 9[1]	Scorpius

1Potency and product quality methods will be included in the testing plan.

Deliverables:

1.
Reference Standard bank
2.
Reference Standard CoA
3.
Reference Standard Qualification Protocol
4.
Reference Standard Qualification Report

Process Modernization (Stage 4)

Section 11: Upstream Process Development

Objective: Develop a robust and scalable fermentation process for Tivic, increasing biomass while maintaining specific productivity and decreasing fermentation volume.

Assumptions:

1.
Scorpius will utilize the same MCB transferred in by Tivic.
2.
The exact experimental design will be customized to achieve the desired project objectives: protein remains intracellular and insoluble; there is no change in formulation buffer or target concentration; CoA specifications are the same, with proper ICH comparability studies in place.
3.
Scorpius will use commercially available and chemically defined media and feeds.
4.
Client will provide reference material to Scorpius to ensure analytical methods are fit-for- purpose prior to analysis. Platform methods may be used until product-specific methods can be sufficiently developed. All such reference materials shall remain the property of Client.
5.
Tivic shall own all Deliverables provided by Scorpius to Tivic..

Activities:

[***]

Deliverables:

1.
Experimental plan
2.
Upstream Process Development Report, including experimental procedure(s), results, and conclusions.

Section 12: 25 L Upstream Production Batch

Objective: Execute an upstream production run to demonstrate the scalability of the optimized fermentation process and generate material for subsequent development activities (e.g., extraction and downstream).

Assumptions:

1.
Process-specific raw materials, including but not limited to growth media, feeds, buffers, and resins, are commercially available or will be provided by Tivic to meet Project timelines.
2.
Material from the production batch will be used for analytical method implementation, if needed, and downstream activities. Material may also be provided by Tivic for additional testing.
3.
Tivic shall own all Deliverables provided by Scorpius to Tivic.

Activities:

1. Scorpius will execute an upstream production run at the 25 L scale using the transferred cell line and optimized upstream process to generate material for downstream process development and analytical method development/implementation. Scorpius and Tivic will jointly review upstream data from the run and agree upon the final upstream process that will be scaled up.

Deliverables:

1.
Data Summary
2.
Material for development activities

Section 13: Downstream Process Development

Objective: Develop recovery and purification processes for improved robustness, scalability, yields, and/or product quality.

Assumptions:

1.
Material for downstream process development will be derived from the upstream production run.
2.
Scorpius will aim to replace the current AEX and HIC chromatography sequence with a Ni- column and AEX sequence. A third, orthogonal chromatography step may be required and will be discussed as more process data becomes available.
3.
Scorpius will use commercially available materials and scalable process formats.
4.
Platform methods may be used to support downstream process optimization until product-specific methods can be sufficiently implemented/developed.
5.
Tivic shall own all Deliverables provided by Scorpius to Tivic.

Activities:

[***]

[***]

Deliverables:

1.
Experimental plan
2.
Downstream Process Development Report, including experimental procedure(s), results, and conclusions.

Section 14: DP Manufacturing

Objective: Manufacture DP from non-CGMP and CGMP BDS batches.

Assumptions:

1.
The below section is a generic scope; actual activities will be delineated according to quote provided by third-party vendor.
2.
Non-CGMP DP fill will use Client-provided CGMP BDS, while the CGMP DP batch will use BDS from Scorpius’ CGMP BDS batch.
3.
Current costs assume that one (1) 200-vial non-CGMP DP batch and one (1) 5,000-vial CGMP DP batch will be manufactured.
4.
Client will provide the necessary DP component information (e.g., vial, stopper, etc.).
5.
BDS and DP will utilize the same formulation. If additional formulation steps are required, a Change Order will capture the additional scope and costs.
6.
The CGMP DP batch will be placed on stability.
7.
DP process development studies are not currently included within the scope of this SOW. If required, the additional scope and costs may be added through amended SOW or Change Order.
8.
If requested, placebo fills will be covered through an amended SOW or Change Order.
9.
Packaging and labeling will not be handled by Scorpius.
10.
Tivic shall own all Deliverables provided by Scorpius to Tivic.

Activities:

1.
Scorpius will oversee development and refinement of vendor’s draft Batch Records for execution of the DP fills.
o
Client will have five (5) business days to provide a single round of review for each Batch Record per applicable Quality Agreement(s).
2.
CGMP DP will be filled aseptically to the desired volume in vials according to the approved Batch Records.
o
The non-CGMP batch will apply the same process expected for the CGMP batch.
3.
DP batches will be analyzed using the in-process and release testing plan defined in a Client-approved Sampling Plan.

Deliverables:

1.
Non-CGMP filled DP vials with CoT
2.
CGMP compliant filled DP vials with CoA
3.
Batch Records

Project Approval and Authorization

By signing below, Tivic Health Systems, Inc. agrees to the Project details as set forth in this SOW.

Tivic Health Systems, Inc		Scorpius BioManufacturing, Inc
/s/ Jennifer Ernst 5/9/2025		/s/ Joe Payne 5/9/2025
Signature	Date	Signature	Date
Name: Jennifer Ernst		Name: Joe Payne
Title: CEO		Title: President & COO

Revision History

Version	Revisions
V1

Added subcontracting clause to T&Cs; increased administrative fee to 15%, updating invoicing; added Project Management Section; replaced Estimated Cost Table footnotes with Pricing Assumptions; updated Invoicing Schedule.

V2	Reduction in scope, pricing, and timeline to accommodate budgetary restrictions.
V3	Reversal of scope, pricing, and timeline into a staged proposal with milestone payments.

Terms and Conditions

A.
Expiration. This SOW becomes binding if signed and delivered by both parties. The Terms and Conditions set forth herein shall be approved and agreed upon by signature of the parties on this SOW. This SOW”s these Terms and Conditions shall expire upon the execution of the Master Service Agreement by both parties, and their terms shall be superseded by those of the Master Service Agreement.
B.
Audits. Client may conduct one quality assurance facility audit per year at no cost to Client. Additional audits will be invoiced separately at the current rate for such services.
C.
Regulatory Inspections. Scorpius will promptly notify Client of any regulatory inspections directly relating to the Project. Client accepts reasonable and documented costs charged by a regulatory authority for such inspections.
D.
Amendments to SOWs/Price Changes. Any material changes in the details of this SOW or the assumptions upon which the SOW is based may require changes in the pricing and timelines and shall require a written amendment to the SOW (a “Change Order”). Each Change Order shall detail the requested changes to the applicable task, responsibility, duty, pricing, timeline or other matter. The Change Order will become effective upon the execution of the Change Order by both parties, and Scorpius will be given a commercially reasonable period of time within which to implement the changes. Both parties shall act in good faith and promptly when considering a Change Order requested by the other party. Scorpius may revise the prices provided in this SOW upon consultation and agreement with Client (i) if Client’s requirements or any Client-provided information is inaccurate or incomplete; (ii) if Client revises Scorpius’ responsibilities or the Project specifications, instructions, procedures, assumptions, processes, test protocols, test methods or analytical requirements as provided in a Change Order; or (iii) for such other reasons set forth in this SOW.
E.
Payments. Scorpius will invoice Client as set forth in this SOW. Scorpius may charge a late payment fee of 1% per month for payments not received by the date specified in this SOW (or if no date is specified, then within thirty (30) days of invoice date). Failure to bill for interest due shall not be a waiver of Scorpius’ right to charge interest. Client shall pay Scorpius for all passthrough costs associated with completion of the SOW services, including but limited to materials, consumables, 3rd party testing, shipping, and 3rd party disposal costs; such costs will be invoiced to Client at Scorpius’ cost plus a 15% administrative fee.
F.
Taxes. All sales, use, gross receipts, compensating, value-added or other taxes, duties, licenses or fees or governmental charges (excluding Scorpius’ net income and franchise taxes) assessed by any tax jurisdiction arising from the Project are the responsibility of Client whether paid by Scorpius or Client. To the knowledge of Scorpius, the payments to be made by the Client to Scorpius under the SOW are not subject to sales tax or use tax.
G.
Intellectual Property.

(1) Background IP. Nothing contained herein shall affect the pre-existing rights of either party in intellectual property developed prior to the effective date of this SOW (“Background IP”). Scorpius shall not acquire any rights in Client’s Background IP utilized by Scorpius in the performance of the services under this SOW. Client, or Client’s licensor as the case may be, shall own and retain all right, title, and interest in and to all of Client’s Background IP, including, but not limited to, Entolimod any and all information, inventions, patents and other intellectual property rights owned or otherwise controlled by Client or Client’s licensor, as the case may be. The transfer of Client’s Background IP shall constitute a non-exclusive license from Client to Scorpius to use such Background IP for the sole purpose of the activities under the Project.

(2) Foreground IP. Foreground IP shall refer to any and all data, results, discovery, finding, process, improvement, method, composition of matter, article of manufacture, patentable or otherwise, that is developed, invented, reduced to practice, or otherwise generated by either party exercising its rights or carrying out its obligations under this SOW, whether directly or via its affiliates, agents, contractors or sublicensees, including all right, title and interest in and to the corresponding intellectual property rights thereafter (“Foreground IP”). As between the parties, any Foreground IP generated, developed, conceived or reduced to practice (constructively or actually) specifically in connection with the development or manufacture of any BDS or DP other than any improvements to the Scorpius

Background IP generated, developed, conceived or reduced to practice (constructively or actually) while performing or arising out of the SOW or that is Foreground IP that is related primarily to the business of Scorpius generally conducted for its clients (collectively, “Product IP”) shall be solely and exclusively owned by Client. Scorpius shall promptly disclose all Product IP to Client in writing as soon as practicable following reduction to practice.

(3) As additional consideration for the favorable financial terms and rights granted to Scorpius hereunder, Scorpius agrees to assign to Client, and hereby assigns to Client, from the moment of creation, all of Scorpius’s right, title and interest, in and to any Product IP generated, developed, conceived or reduced to practice (constructively or actually) by or on behalf of Client, its affiliates, and any sublicensees, including their employees, agents, and contractors, whether alone or jointly with Client and any of its affiliates, including their employees, agents and contractors, including all intellectual property rights therein.

H.
Hazardous Materials. Client warrants to Scorpius that no specific safe handling instructions are applicable to any Client-supplied materials, except as disclosed to Scorpius in writing by the Client in sufficient time for review, agreement, and training by Scorpius prior to delivery. Where appropriate or required by law, Client will provide a Material Safety Data Sheet for all Client-supplied materials and finished product.
I.
Delivery. If Scorpius provides storage services, title and risk of loss shall pass to Client upon transfer to storage.
J.
Limitations of Liability. EACH PARTY’S TOTAL LIABILITY UNDER THIS SOW SHALL IN NO EVENT EXCEED THE TOTAL COST AMOUNTS BILLED UNDER THIS SOW. NEITHER PARTY’S LIABILITY UNDER THIS SOW OR THE MASTER SERVICE AGREEMENT FOR ANY AND ALL CLAIMS FOR LOST, DAMAGED OR DESTROYED API OR CLIENT-SUPPLIED MATERIALS, WHETHER OR NOT INCORPORATED INTO FINISHED PRODUCT, SHALL EXCEED THE TOTAL COST AMOUNTS BILLED UNDER THIS SOW. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF PERFORMANCE UNDER THIS SOW OR THE MASTER SERVICE AGREEMENT, INCLUDING WITHOUT LIMITATION LOSS OF REVENUES, PROFITS OR DATA, WHETHER IN CONTRACT OR IN TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Warranties. Scorpius will use commercially reasonable efforts to perform the Project in accordance with the written specifications and Project instructions expressly set forth or referenced in this SOW, and in material compliance with all applicable laws, regulations, and current Good Manufacturing Practices, as applicable. Scorpius shall perform the services under this SOW using development methods and techniques and record keeping practices that are in compliance with theapplicable SOW(s) or the Master Service Agreement THE WARRANTIES SET FORTH IN THIS ARTICLE ARE THE SOLE AND EXCLUSIVE WARRANTIES MADE BY SCORPIUS TO CLIENT. Scorpius hereby certifies to Client that Scorpius has not used, and will not use the services of any person debarred under 21 U.S.C. 335a, as amended, in any capacity in connection with any of the services or work under the SOW conducted for or on behalf of Client and that this certification may be relied upon in any applications to the FDA or any other regulatory authority. It is understood and agreed that this certification imposes a continuing obligation upon Scorpius to notify Client promptly of any change in the truth of this certification. Scorpius agrees that it shall use the materials in strict accordance with the SOW and with Client’s written instructions, and that Scorpius shall not use the materials in humans or animals. EXCEPT AS SET FORTH IN THIS ARTICLE, NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.Client understands that the Services are experimental and may not yield desired results and Scorpius agrees that it shall use the materials in strict accordance with the SOW and with Client’s written instructions and that Scorpius shall not use the materials in humans or animals.

K.
SCORPIUS DOES NOT MAKE ANY REPRESENTATION OR WARRANTY TO CLIENT OF ANY NATURE, EXPRESS OR IMPLIED, THAT THE SERVICES WILL BE USEFUL FOR, OR ACHIEVE ANY PARTICULAR RESULTS AS A RESULT OF ANY USE THEREOF BY CLIENT AND SCORPIUS HEREBY DISCLAIMS ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

L.
Client Obligations. Unless otherwise agreed to by the parties in writing, Client’s sole responsibilities are to (i) provide complete and accurate scientific data regarding the Project and all materials, methods, plans, processes and Client intellectual property necessary for the performance of the services hereunder free and clear of all defects and all liens and encumbrances; (ii) if applicable, review and approve all in-process and finished product test results to ensure conformity of such results with the product specifications, regardless of which party is responsible for finished product release; (iii) prepare all submissions to regulatory authorities and obtain all required approval and permits; and (iv) perform such other obligations of Client set forth in this SOW. Scorpius will make commercially reasonable efforts to assist Client with all regulatory matters relating to this SOW, at Client’s request and at Client’s expense. Client has the right to grant to Scorpius the right to use the materials, methods, plans, processes and intellectual property rights provided by Client. Client is not subject to any claim or notice of infringement of any third-party intellectual property rights relating to Client’s Confidential Information or intellectual property.
A.
Subcontracting. Scorpius BioManufacturing may engage subcontractors to perform specific tasks under this agreement, provided (i) the subcontractor is approved in writing by the Client before subcontractor is authorized to perform, (once approved the subcontractor shall be approved for all future work with the Client) and (ii) the subcontractor agrees to comply with all terms and conditions of this SOW. Scorpius BioManufacturing will ensure that subcontractors adhere to the same quality standards, regulatory requirements, and confidentiality obligations. It will monitor subcontractor performance and provide regular reports to the Client. Scorpius BioManufacturing remains fully responsible for subcontractor performance, except when subcontractors are retained at the Client's request. The Client reserves the right to require the termination of any subcontractor that fails to comply with this SOW and Scorpius shall promptly remove such subcontractor from any further services under this SOW upon Client’s request.
M.
Indemnification. Client will indemnify Scorpius, its affiliates and their respective directors, officers, employees and agents against any third-party claim arising directly or indirectly from (i) the manufacture, promotion, marketing, distribution or sale of, or use of or exposure to, the product, API and Client-supplied materials that are the subject of the Project; (ii) the gross negligence or willful misconduct of Client; (iii) the breach of this SOW by Client; or (iv) the use of any intellectual property provided by Client to Scorpius; except to the extent any of the foregoing arise from the negligence, willful misconduct or breach of this SOW by any Scorpius indemnified party. Scorpius will indemnify Client, its affiliates and their respective directors, officers, employees and agents against any third-party claim arising directly or indirectly from (i) the gross negligence or willful misconduct of Scorpius, or (ii) the breach of this SOW by Scorpius; except to the extent any of the foregoing arise from the negligence, willful misconduct or breach of this SOW by any Client indemnified party. In the event a party seeks indemnification under this paragraph N, such party shall (a) notify the other party of a claim as soon as reasonably practicable after it receives notice of the claim provided that the failure to provide notice shall not preclude a party from being indemnified unless the failure to provide notice adversely prejudices the indemnifying party, (b) provided that the indemnifying party is not contesting the indemnity obligation, permit indemnifying party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and (c) cooperate as requested (at indemnifying party’s expense) in the defense of the claim; but provided always that neither party may settle any such claim or otherwise consent to an adverse judgment or order in any relevant action or other proceeding or make any admission as to liability or fault without the prior express written permission of the other client, such consent not to be unreasonably withheld or delayed.

N.
Scorpius Insurance. Scorpius shall, at its own cost and expense, obtain and maintain insurance in full force. The parties hereby acknowledge and agree that Scorpius may self-insure all or any portion of the required insurance.
O.
Client Insurance. Client shall, at its own cost and expense, obtain and maintain insurance in full force. The parties hereby acknowledge and agree that Client may self-insure all or any portion of the above-required insurance.
P.
Force Majeure. Neither party will be liable for any failure to perform or for delay in performance resulting from any cause beyond its reasonable control, including without limitation acts of God, fires, floods or weather, strikes or lockouts, factory shutdowns, embargoes, wars, hostilities or riots, pandemics, or shortages in transportation.
Q.
Use and Disposal. Scorpius shall use the Client-supplied materials solely to perform the services under this SOW and for no other purpose, and Scorpius shall store and use the Client-supplied materials in accordance with all applicable laws and regulations. Scorpius shall use commercially reasonable efforts to keep the Client-supplied materials secure and safe from loss, damage, theft, misuse, and unauthorized access. Scorpius shall not analyze or reverse engineer the Client- supplied materials in any manner unless required to perform the services under this SOW. Scorpius shall not distribute the Client-supplied materials to any Affiliate or Third Party and shall not use the Client-supplied materials for any research or commercial purpose other than to perform the services under this SOW. Client represents and warrants to Scorpius that Client will hold, use and/or dispose of products and other materials provided by Scorpius in accordance with all applicable laws, rules and regulations, including as they relate to use in humans. Client represents that it has the right to and hereby grants Scorpius full authority to use any Client-supplied materials for Project purposes.
R.
Record Retention. Scorpius will document in a manner appropriate for purposes of filing regulatory filings for products with applicable regulatory authorities and retain batch, laboratory and other technical records for the minimum period required by applicable law.
S.
Amendment & Precedence. These Terms and Conditions constitute a part of the SOW to which they are attached (collectively, “this SOW”); provided, that these Terms and Conditions supersede any conflicting terms and conditions set forth in the SOW to which they are attached or any other document, including Client purchase order, but not including the Master Service Agreement to be executed by the parties. This SOW, together with any non-disclosure agreement executed by the Parties, constitutes the entire understanding between the parties, and supersedes any contracts, agreements or understandings (oral or written) of the parties, with respect to the Project, with the exception of the Master Service Agreement. No term of this SOW may be amended except upon written agreement of both parties.
T.
Waiver; Severability; Third Parties. The failure on the part of a party to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights nor operate to bar the exercise or enforcement thereof at any time or times hereafter. If any term of this SOW is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this SOW will continue in full force and effect. This SOW shall not confer any rights or remedies upon any person or entity other than the parties named herein and their respective successors and permitted assigns.
U.
Assignment. This Agreement shall not be assigned in whole or in part by either Party without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed; provided however either Party may assign this SOW in its entirety without the other Party’s consent as part of a sale of the business or a merger, consolidation or reorganization into another entity, in which case the surviving entity shall assume obligation of this SOW. Any assignment not in accordance with this paragraph V shall be invalid. Scorpius may not assign or delegate to any subcontractor any of Scorpius’ obligations under the SOW or these Terms and Conditions, unless Client has given its prior written consent thereto.
V.
Dispute Resolution. If a dispute arises between the parties in connection with this SOW, the respective presidents or Senior Executives of Scorpius and Client shall first attempt to resolve the dispute.
W.
Termination. Either party may terminate the SOW at any time and for any reason, by giving the other party sixty

(60) days written notice thereof. In addition, either party shall be permitted to terminate the SOW in the event that the other party breaches a material provision hereunder and fails to cure such breach within thirty (30) days from the date of the written notice sent by the nonbreaching party detailing the specifics of such breach. In the event of any termination, Client shall pay (i) any open invoices and pay the greater of (a) all of its costs due for completed milestones per Table 4 (Invoicing Schedule) of the SOW; and (ii) the documented reasonable expense incurred or irrevocably obligated related to the SOW and Scorpius to wind down activities, plus as liquidated damages and not as a penalty, an amount equal to the greater of a 50% of the cost of the SOW not yet performed or (b) 75% of the prices of the services for the applicable manufacturing run(s) set to be performed within sixty (60) days of termination under the SOW.

X. Governing Law. This SOW shall be governed by and construed under the laws of the State of Delaware USA, excluding its conflict of law provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this SOW.